Exhibit 10.32

February 7, 2017

STRICTLY CONFIDENTIAL

Biostage, Inc.

84 October Hill Road

Suite 11

Holliston, MA 01746

Attn: James McGorry, President and Chief Executive Officer

Dear Mr. McGorry:

Reference is made to the engagement agreement (the “Engagement Agreement”), dated January 3, 2017, by and between Biostage, Inc. (the “Company”) and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (“Rodman”), pursuant to which Rodman shall serve as the exclusive agent, advisor or underwriter of the Company in connection with an Offering (as defined in the Engagement Agreement) filed on Form S-1 on a best-efforts basis.

The Company and Rodman hereby agree to amend the Engagement Agreement, as follows:

Section A.2 is hereby amended and restated in its entirety to read as follows:

Warrant Coverage. The Company shall issue to Rodman or its designees at the Closing, warrants (the “Rodman Warrants”) to purchase that number of shares of common stock of the Company equal to 5% of the aggregate number of shares of Common Stock placed in the Offering (and if the Securities are convertible or include a “greenshoe” or “additional investment” option component, such number of shares of Common Stock underlying such Securities or options). If the Securities included in the Offering are non-convertible, the Rodman Warrants shall be determined by dividing the gross proceeds raised in the Offering divided by the then market price of the Common Stock. The Rodman Warrants shall have the same terms as the warrants issued to investors in the Offering, except that such Rodman Warrant shall have an exercise price equal to 125% of the public offering price per share in the Offering. If no warrants are issued to investors in the Offering, the Rodman Warrants shall be in a customary form reasonably acceptable to the Company and to Rodman, have a term of 5 years and an exercise price equal to 125% of the then market price of the Common Stock.

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com

Member: FINRA/SIPC

1

Section A.5 is hereby amended and restated in its entirety to read as follows:

Right of First Refusal; Participation. Upon the successful completion of the Offering, if within the 12-month period thereafter the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction, Rodman (or any affiliate designated by Rodman) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness using a manager or agent, Rodman (or any affiliate designated by Rodman) shall have the right to act as lead book runner, lead manager, lead placement agent or lead agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent, other than sales to Aspire Capital under the Company’s purchase agreement with Aspire Capital or an modification or replacement thereof on similar terms, Rodman (or any affiliate designated by Rodman) shall have the right to act as book runner, underwriter or placement agent for such financing, including lead book runner, underwriter or placement agent during the first 6 months; provided, however, during the first 6 months Rodman shall receive 100% of the investment banking economics paid by the Company and thereafter as lead book runner, underwriter or placement agent not less than 50% of the investment banking economics paid by the Company. If Rodman or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. If Rodman should decline such retention or fails to respond within 7 business days’ notice of the Company, the Company shall have no further obligations to Rodman under this Section 5 as to such financing.

Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Agreement.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com

Member: FINRA/SIPC

2

IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

Very truly yours,

RODMAN & RENSHAW, A UNIT OF H.C. WAINWRIGHT & CO., LLC

By	/s/ Mark W. Viklund
Name: Mark W. Viklund
Title: Chief Executive Officer

Accepted and Agreed:

BIOSTAGE, INC.

By	/s/ Thomas McNaughton
Name: Thomas McNaughton
Title: Chief Financial Officer

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com

Member: FINRA/SIPC

3